                                                FILED PURSUANT TO RULE 424(B)(3)
                                            REGISTRATION STATEMENT NO. 333-38334



                  PROSPECTUS SUPPLEMENT DATED OCTOBER 18, 2000
                      (TO PROSPECTUS DATED AUGUST 25, 2000)


        3,000,000 SHARES OF 6 3/4% CUMULATIVE CONVERTIBLE PREFERRED STOCK
           AND 7,050,000 SHARES OF COMMON STOCK ISSUABLE ON CONVERSION
                OF 6 3/4% CUMULATIVE CONVERTIBLE PREFERRED STOCK


                          RHYTHMS NETCONNECTIONS, INC.

                    -----------------------------------------


     You should read this Prospectus Supplement and the accompanying prospectus carefully before you invest. Both documents contain information you should consider when making your investment decision.

     SEE "RISK FACTORS" BEGINNING ON PAGE 1 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR SERIES F PREFERRED STOCK OR COMMON STOCK.


                              SELLING STOCKHOLDERS

     The following tables update information contained in the prospectus, dated August 25, 2000, regarding the current holders of the Series F preferred stock, and the underlying common stock issuable upon conversion of the Series F preferred stock.

                                 PREFERRED STOCK

                                                                Shares owned       Shares      Shares owned
                                                                 before the      offered for    after this
                                                                  offering          sale         offering
                                                                ------------     -----------   ------------
Augusta Partners, L.P.                                              75,000          75,000         -0-
American Variable Insurance Series, Growth-Income Fund (1)         188,000         188,000         -0-
Bear, Stearns & Co. Inc.                                            20,000          20,000         -0-
BNP Arbitrage SNC                                                   45,531          45,531         -0-
BNP Copper Neff Convertible Strategies Fund, L.P.                    2,969           2,969         -0-
Chase Securities, Inc. (2)                                          26,000          26,000         -0-
CIBC World Markets International Arbitrage Corp.                    55,000          55,000         -0-
Clinton Riverside Convertible Portfolio Limited                     40,000          40,000         -0-
Dallas Police & Fire Pension System                                 19,500          19,500         -0-

                                                                Shares owned       Shares      Shares owned
                                                                 before the      offered for    after this
                                                                  offering          sale         offering
                                                                ------------     -----------   ------------
D.E. Shaw Investments, L.P.                                         30,000          30,000         -0-
D.E. Shaw Valence, L.P.                                             45,000          45,000         -0-
Deutsche Bank Securities Inc.                                      620,000         620,000         -0-
Donaldson, Lufkin & Jenrette Securities Corp.                       47,000          47,000         -0-
Fifth Third Bank                                                    10,000          10,000         -0-
Goldman Sachs & Co. for the account of Ardsley O
     Sphere Fund, Ltd.                                             105,000         105,000         -0-
Goldman Sachs & Co. for the account of Ardsley
     Partners Fund I, L.P.                                          65,000          65,000         -0-
Goldman Sachs & Co. for the account of Ardsley
     Partners Fund II, L.P.                                         95,000          95,000         -0-
Goldman Sachs & Co. for the account of Ardsley
     Partners Institutional Fund, L.P.                              65,000          65,000         -0-
Goldman Sachs & Co. for the account of HH Managed
     Account 1 Limited                                              60,000          60,000         -0-
Grace Brothers, Ltd.                                                15,000          15,000         -0-
Houston Firemen's Relief and Pension Fund "B"                        2,500           2,500         -0-
Houston Municipal Employees Pension Fund                             4,500           4,500         -0-
The Income Fund of America (1)                                     250,000         250,000         -0-
JMG Capital Partners, L.P.                                          15,000          15,000         -0-
JMG Triton Offshore Fund, Ltd.                                      90,000          90,000         -0-
J.M. Hull Associates                                                 3,800           3,800         -0-
JP Morgan Securities                                                75,000          75,000         -0-
Lehman Brothers Inc.                                                20,000          20,000         -0-
LLT Limited                                                          8,000           8,000         -0-
Loomis Sayles High Yield Income Fund                                 1,000           1,000         -0-
Lyxor Master Fund                                                   22,000          22,000         -0-
Mainstay Convertible Fund                                           45,000          45,000         -0-
Mainstay VP Convertible Portfolio                                   20,000          20,000         -0-
McMahan Securities Company L.P.                                      5,550           5,550         -0-
Merrill Lynch, Pierce, Fenner & Smith , Inc. (5)                   128,990         128,990         -0-
Morgan Stanley & Co.                                                10,000          10,000         -0-
New York Life Separate Account #7                                   10,000          10,000         -0-
Philip J. Hempleman                                                 30,000          30,000         -0-
Quattro Fund, LLC                                                    4,500           4,500         -0-
RAM Trading Ltd.                                                   165,000         165,000         -0-
Sagamore Hill Hub Fund Ltd.                                        100,000         100,000         -0-
Salomon Smith Barney Inc. (3)                                       50,710          50,710         -0-
SAM Investments LDC                                                200,000         200,000         -0-
San Diego County Employees Retirement Association                   20,000          20,000         -0-
Southport Management Partners, L.P.                                 25,000          25,000         -0-
Southport Partners International, Ltd.                              62,000          62,000         -0-
St. Claire International                                             5,000           5,000         -0-
State of Connecticut Fund "F"                                        7,500           7,500         -0-
Triton Capital Investments, Ltd.                                    28,000          28,000         -0-
White River Securities LLC                                          20,000          20,000         -0-
Zurich HFR Master Hedge Fund Index Ltd.                              5,000           5,000         -0-


                                  COMMON STOCK

                                                                 Shares owned        Shares      Shares owned
                                                                  before the       offered for    after this
                                                                   offering           sale         offering
                                                                 ------------      -----------   ------------
Augusta Partners, L.P.                                               176,250           176,250         -0- *
American Variable Insurance Series, Growth-Income Fund (1)         7,180,000           441,800   6,738,200 (4)
Bear, Stearns & Co. Inc.                                              47,000            47,000         -0- *
BNP Arbitrage SNC                                                    104,648           104,648         -0- *
BNP Copper Neff Convertible Strategies Fund, L.P.                      6,978             6,978         -0- *
Chase Securities, Inc. (2)                                            61,100            61,100         -0- *
CIBC World Markets International Arbitrage Corp.                     129,250           129,250         -0- *
Clinton Riverside Convertible Portfolio Limited                       94,000            94,000         -0- *
Dallas Police & Fire Pension System                                   45,825            45,825         -0- *
D.E. Shaw Investments, L.P.                                           70,500            70,500         -0- *
D.E. Shaw Valence, L.P.                                              105,750           105,750         -0- *
Deutsche Bank Securities Inc.                                      1,460,825         1,457,000       3,825 *
Donaldson, Lufkin & Jenrette Securities Corp.                        110,450           110,450         -0- *
Fifth Third Bank                                                      23,500            23,500         -0- *
Goldman Sachs & Co. for the account of Ardsley O
     Sphere Fund, Ltd.                                               246,750           246,750         -0- *
Goldman Sachs & Co. for the account of Ardsley
     Partners Fund I, L.P.                                           152,750           152,750         -0- *
Goldman Sachs & Co. for the account of Ardsley
     Partners Fund II, L.P.                                          223,250           223,250         -0- *
Goldman Sachs & Co. for the account of Ardsley
     Partners Institutional Fund, L.P.                               152,750           152,750         -0- *
Goldman Sachs & Co. for the account of HH Managed
     Account 1 Limited                                               141,000           141,000         -0- *
Grace Brothers, Ltd.                                                  35,250            35,250         -0- *
Houston Firemen's Relief and Pension Fund "B"                          5,875             5,875         -0- *
Houston Municipal Employees Pension Fund                              10,575            10,575         -0- *
The Income Fund of America (1)                                     7,325,700           587,500   6,738,200 (4)
JMG Capital Partners, L.P.                                            35,250            35,250         -0- *
JMG Triton Offshore Fund, Ltd.                                       211,500           211,500         -0- *
J.M. Hull Associates                                                   8,930             8,930         -0- *
JP Morgan Securities                                                 176,250           176,250         -0- *
Lehman Brothers Inc.                                                  47,000            47,000         -0- *
LLT Limited                                                           18,800            18,800         -0- *
Loomis Sayles High Yield Income Fund                                   2,350             2,350         -0- *
Lyxor Master Fund                                                     51,700            51,700         -0- *
Mainstay Convertible Fund                                            105,750           105,750         -0- *
Mainstay VP Convertible Portfolio                                     47,000            47,000         -0- *
McMahan Securities Company L.P.                                       12,925            12,925         -0- *
Merrill Lynch, Pierce, Fenner & Smith , Inc. (5)                   3,031,265         3,031,265         -0- *
Morgan Stanley & Co.                                                  23,500            23,500         -0- *
New York Life Separate Account #7                                     23,500            23,500         -0- *
Philip J. Hempleman                                                   70,500            70,500         -0- *
Quattro Fund, LLC                                                     28,200            10,575      17,625 *
RAM Trading Ltd.                                                     387,750           387,750         -0- *
Sagamore Hill Hub Fund Ltd.                                          235,000           235,000         -0- *
Salomon Smith Barney Inc. (3)                                        119,169           119,169         -0- *
SAM Investments LDC                                                  470,000           470,000         -0- *
San Diego County Employees Retirement Association                     47,000            47,000         -0- *
Southport Management Partners, L.P.                                   58,750            58,750         -0- *
Southport Partners International, Ltd.                               145,700           145,700         -0- *

                                                                 Shares owned        Shares      Shares owned
                                                                  before the       offered for    after this
                                                                   offering           sale         offering
                                                                 ------------      -----------   ------------
St. Claire International                                              11,750            11,750         -0- *
State of Connecticut Fund "F"                                         17,625            17,625         -0- *
Triton Capital Investments, Ltd.                                      65,800            65,800         -0- *
White River Securities LLC                                            47,000            47,000         -0- *
Zurich HFR Master Hedge Fund Index Ltd.                               11,750            11,750         -0- *


* Represents less than one percent of total shares outstanding as of August 14, 2000.

(1) Capital Research and Management Company serves as the investment adviser to this selling stockholder.

(2) Chase Securities, Inc. served as co-underwriter for Rhythms Netconnections' private placements of 12 3/4% Senior Notes and 14% Senior Notes.

(3) Salomon Smith Barney Inc. served as co-underwriter for Rhythms Netconnections' private placements of Series F preferred stock, 12 3/4% Senior Notes and 14% Senior Notes.

(4) Includes a total of 6,738,200 shares of common stock, representing 8.5% of the total shares outstanding as of August 14, 2000, beneficially owned by other investment funds in which Capital Research and Management Company serves as investment adviser.

(5) Merrill Lynch, Pierce, Fenner & Smith, Inc. served as co-underwriter for Rhythms Netconnections' private placements of Series F preferred stock, 13 1/2% Senior Discount Notes, 12 3/4% Senior Notes and 14% Senior Notes and served as co-underwriter for Rhythms Netconnections' public offering of Common Stock.



                                     GENERAL

     You should rely only on the information provided or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of these documents.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



           The date of this Prospectus Supplement is October 18, 2000.